UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 20, 2013 (June 14, 2013)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, since 2008, our wholly-owned subsidiary American Medical Systems, Inc. ("AMS"), and more recently, in certain cases the Registrant or certain of its subsidiaries, have been named as defendants in multiple lawsuits in various federal and state courts, as well as in Canada, alleging personal injury resulting from the use of transvaginal surgical mesh products designed to treat pelvic organ prolapse and stress urinary incontinence. See “Legal Proceedings” in Note 12 of Notes to Condensed Consolidated Financial Statements in the Company's Report on Form 10-Q for the quarter ended March 31, 2013.

On June 14, 2013, AMS and certain plaintiffs' counsel representing mesh-related product liability claimants entered into a definitive Master Settlement Agreement (the "Agreement") regarding a set inventory of filed and unfiled mesh cases handled or controlled by the participating counsel. The Agreement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by the Company or AMS. The Company and AMS intend to continue to vigorously defend themselves in the remaining mesh product liability cases and in any new cases that may arise.

Under the terms of the Agreement, AMS will pay $54.5 million into a settlement fund held in escrow by a mutually agreed upon escrow agent, on or before July 15, 2013. The Agreement establishes a claims administration process that includes guidelines and procedures for administering the settlement. The Agreement and the distribution of funds to participating claimants are conditioned upon, among other things, AMS obtaining full releases from no fewer than 95% of the claimants covered by the Agreement within 120 days of the Agreement's execution. If the above-noted 95% plaintiff participation threshold is not reached by October 12, 2013, AMS may terminate the settlement program and have the escrowed $54.5 million repaid to it.

Distribution of funds to any individual is conditioned upon a full release and a dismissal with prejudice of the entire action or claim as to all AMS parties and affiliates. Prior to receiving an award, an individual claimant shall represent and warrant that liens, assignment rights, or other claims that are identified in the claims administration process have been or will be satisfied by the individual claimant. The amount of settlement awards to participating claimants, the claims evaluation process and procedures used in conjunction with award distributions, and the negotiations leading to the settlement shall be kept confidential by all parties and their counsel.

A copy of the Agreement will be filed as an exhibit to the Company's Report on Form 10-Q for the quarter ended June 30, 2013 expected to be filed no later than August 9, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: June 20, 2013